SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  August 10, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE

94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California
95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material definitive Agreement
Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
Signatures
Exhibit Index
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Item 1.01.              Entry into a Material Definitive Agreement.

On August 10, 2006, the Compensation Committee of WJ Communications, Inc.’s (the “Company”) Board of Directors awarded 1,659,340 performance accelerated restricted stock units to employees. Of such amount the following unit awards were made to Company executive officers: 366,300 to Bruce W. Diamond, President and Chief Executive Officer, 98,000 to R. Gregory Miller, Chief Financial Officer, 98,000 to Mark S. Knoch, Vice President of Operations, 45,500 to Haresh P. Patel, Senior Vice President Sales and Marketing, 38,500 to Morteza Saidi, Vice President of Engineering, and 31,500 to Rainer N. Growitz, Vice President of Finance. The performance accelerated restricted stock unit awards for these executive officers were granted under the Amended and Restated 2000 Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The form of grant agreements used in connection with the performance accelerated restricted stock unit awards under the Plan were as follows: the form of Performance Accelerated Restricted Stock Unit Agreement (with change of control “CIC” provision) and the form of Performance Accelerated Restricted Stock Unit Agreement (without a CIC provision), copies of which are filed herewith, respectively, as Exhibits 10.2 and 10.3 to this Current Report. The executive officers named above were awarded their units utilizing the Performance Accelerated Stock Unit Agreement with a CIC provision while the other awards were made utilizing the form without the CIC provision.

In the form of Performance Accelerated Restricted Stock Unit Agreement with a CIC provision, a change in control of the Company would result in accelerated vesting. For this purpose “Change in Control” means  (i) the acquisition by any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a current shareholder or affiliate of such shareholder or the Company, of stock of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s stock; (ii) a merger or consolidation of the Company with any other person (other than an affiliate), other than a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) more than fifty percent (50%) of the surviving entity’s outstanding combined voting power immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting stock of the Company’s then outstanding interests shall not constitute a Change in Control; (iii) the approval by stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets (in all cases other than the sale, transfer or disposition of all or substantially all of the assets of the Company to an affiliate); or (iv) a change in the composition of the Board during any 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

David Pulvino has notified the Company of his resignation effective as of August 25, 2006, for personal reasons. Mr. Pulvino served the Company in various capacities, most recently as its Principal Accounting Officer. On August 15, 2006, the Company and Mr. David Pulvino entered into a separation and release agreement in connection with Mr. Pulvino’s resignation from the Company. The separation and release agreement provides that Mr. Pulvino will receive one year of his annual salary, which will be paid out over the next twelve months, provided the agreement is not revoked by Mr. Pulvino within seven days from its execution. Mr. Gregory Miller, will assume the responsibility of Principal Accounting Officer.

Item 5.02.              Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

David Pulvino resigned from the Company effective as of August 25, 2006. The discussion above under Item 1.01 with respect to Mr. Pulvino is hereby incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated 2000 Stock Incentive Plan
10.2	Performance Accelerated Restricted Stock Unit Agreement (CIC)
10.3	Performance Accelerated Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ R. Gregory Miller
R. Gregory Miller
Chief Financial Officer

Dated: August 16, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated 2000 Stock Incentive Plan
10.2	Performance Accelerated Restricted Stock Unit Agreement (CIC)
10.3	Performance Accelerated Restricted Stock Unit Agreement